UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2005

THE GOLDFIELD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7525	88-0031580

(Commission File Number)	(I.R.S. Employer Identification No.)

1684 W. Hibiscus Boulevard, Melbourne, Florida	32901

(Address of Principal Executive Offices)	(Zip Code)

(321) 724-1700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement.

Executive Compensation Matters

On March 14, 2006, the Board of Directors of The Goldfield Corporation (“Goldfield” or the “Company”) approved the actions of the Compensation Committee of the Board of Directors set forth below with regard to the compensation of John H. Sottile, Chairman, President and Chief Executive Officer of Goldfield, Robert L. Jones, President of Southeast Power Corporation, Goldfield’s electrical construction subsidiary (“Southeast Power”), and Stephen R. Wherry, Vice President, Treasurer and Chief Financial Officer of Goldfield, the executive officers who were named in the Summary Compensation Table of Goldfield’s 2005 Proxy Statement and who are expected to be named in the Summary Compensation Table of Goldfield’s 2006 Proxy Statement.

Annual Incentive Compensation Earned in 2005.  The Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, an annual cash bonus award in the amount of $209,212.28 for Mr. Sottile, $207,323.33 for Mr. Jones and $52,500.00 for Mr. Wherry, in each case earned during 2005 and paid in 2006, pursuant to The Goldfield Corporation Performance-Based Bonus Plan. The bonus awards approved for Mr. Sottile and Mr. Wherry were earned based upon the Compensation Committee’s assessment of the level of performance of each of these officers with respect to the performance measures established in and for 2005.  The bonus award approved for Mr. Jones was also earned based upon the Compensation Committee’s assessment of the level his performance with respect to the performance measures established for him in and for 2005, and includes an additional bonus amount of $35,000 which was recommended by the Compensation Committee on a discretionary basis, based on the performance of Mr. Jones in 2005.  The Board of Directors also approved bonuses aggregating $511,411.77 for payment to certain other officers of the Company’s subsidiaries, including a bonus of $370,287.30 to be paid to an officer of the Company’s real estate subsidiary, which were recommended by the Compensation Committee.

Annual Incentive Compensation to be Earned in 2006. The Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, bonus opportunities for Mr. Sottile, Mr. Jones and Mr. Wherry for 2006, in accordance with the provisions of Goldfield’s Performance-Based Bonus Plan, which are consistent with those in effect for 2005.  Mr. Sottile will have the opportunity to earn a bonus award up to a maximum of 50% of his base salary, and his bonus will be dependent upon the increase in Goldfield’s share price in 2006, the increase in Goldfield’s net income in 2006 and his overall executive performance in 2006, a non-quantitative factor incorporating an evaluation by the Compensation Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. Mr. Jones will have the opportunity to earn a bonus award, which will be calculated as a percentage of the pre-tax earnings of Southeast Power, subject to adjustment for certain specified items, and will not be dependent upon any other factors. Mr. Wherry will have the opportunity to earn a bonus award up to a maximum of 30% of his base salary, and his bonus will be dependent upon the increase in Goldfield’s net income in 2006 and his overall executive performance in 2006, a non-quantitative factor incorporating an evaluation by the Compensation Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives.

2006 Base Salary Increases.  The Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, an increase in the base salary of Mr. Wherry from $175,000 to $185,500, effective January 1, 2006.  In addition, in accordance with the terms of his employment contract, effective January 1, 2006, Mr. Sottile’s base salary was increased by an amount equal to the percentage increase over the preceding twelve months in the Consumer Price Index for all urban consumers, which resulted in a revised base salary of $432,716.51.  Previously, on July 15, 2005, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, an increase in the base salary of Mr. Jones from $105,000 to $120,000, effective July 18, 2005.  No further action was taken with respect to his base salary on March 14, 2006.

Goldfield will provide additional compensation information regarding the compensation paid to each of the named executives for the 2005 fiscal year in Goldfield’s proxy statement for the 2006 Annual Meeting of Shareholders, which is expected to be filed with the Securities and Exchange Commission in April 2006.

Director Compensation

Increase in Director Compensation.  On December 13, 2005, the Board of Directors approved the following changes to the compensation of the non-employee directors, effective January 1, 2006.  The chairman of the Audit Committee and of the Compensation Committee will receive an annual cash retainer payment of $3,500, payable in monthly installments.  Non-employee directors will receive $500 for attendance at a committee meeting by telephone.  All committee members will receive $500 for attendance at a committee meeting in person and $250 for attendance at a committee meeting by telephone.

Amendment of Loan Agreement

On March 14, 2006, Goldfield, the Company’s wholly owned subsidiaries, Southeast Power, Bayswater Development Corporation (“Bayswater”), Pineapple House of Brevard, Inc. (“Pineapple House”) and Oak Park of Brevard, Inc. (“Oak Park”), and Branch Banking and Trust Company (the “Bank”), entered into an amendment to a Loan Agreement entered into by the parties on August 26, 2005, which provided the Company with a line of credit to be used for working capital, capital expenditures and general corporate purposes (the “Working Capital Loan”), and related ancillary agreements, including guarantees of the Working Capital Loan by the Company’s subsidiaries named above (the “Ancillary Loan Documents”).  Pursuant to the amendment, the maximum principal amount of the Working Capital Loan was increased from $1.0 million to $3.0 million, and new Ancillary Loan Documents were entered into to reflect the increased principal amount.  All of the other terms of the Working Capital Loan and the Ancillary Loan Documents remain unchanged and are described in the Company’s previously filed Current Report on Form 8-K dated August 26, 2005.

The foregoing description of the Amendment to Working Capital Loan and the Ancillary Loan Documents does not purport to summarize all of the provisions of these documents and is qualified in its entirety by reference to the Amendment to the Working Capital Loan filed as Exhibit 10-1 and the Ancillary Loan Documents filed as Exhibit 10-2 and Exhibit 10-3 to this Current Report on Form 8-K, and to the Company’s Current Report on Form 8-K dated August 26, 2005 and the exhibits thereto, and each of the foregoing is incorporated herein by reference.

Guarantee of Equipment and Vehicle Leases

On March 14, 2006, the Company entered into an Unconditional Guarantee (the “Guarantee”) pursuant to which the Company has unconditionally guaranteed the obligations of Southeast Power under a series of vehicle and equipment leases which Southeast Power has entered into or may enter into with Branch Banking and Trust Leasing Corporation (the “Lessor”).  The maximum liability of the Company to the Lessor under the Guarantee is $1.5 million, which corresponds to the maximum value of leased property which Southeast Power may lease from the Lessor under this arrangement at any time.  In general, the leases entered into by Southeast Power will require it to make monthly lease payments, maintain the leased property in good condition and repair and provide insurance thereon, among other customary covenants and agreements.  Furthermore, a default by Southeast Power under any of its other obligations to the Lessor, including the guarantee provided in connection with the Working Capital Loan described above, will result in a default under each lease.  Southeast Power’s monthly payment obligations under the leases will vary depending upon the vehicles or equipment that are under lease at any given time.  Concurrent with the Company’s delivery of the Guarantee, Southeast Power entered into a lease for two vehicles with an aggregate value of approximately $100,000.

The foregoing description of the Guarantee and the lease agreements do not purport to summarize all of the provisions of such documents and is qualified in its entirety by reference to the Guarantee filed as Exhibit 10-4 and the Form of Lease filed as Exhibit 10-5 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01 under the heading “Amendment of Loan Agreement,” the Company and its wholly owned subsidiaries named above and the Bank entered into an amendment to the Working Capital Loan and the Ancillary Loan Documents, in order to increase the maximum principal amount of the Working Capital Loan.  The amendment to the Working Capital Loan filed as Exhibit 10-1 and the Ancillary Loan Documents filed as Exhibit 10-2 and Exhibit 10-3 to this Current Report on Form 8-K, and the Company’s Current Report on Form 8-K dated August 26, 2005 and the exhibits thereto, are incorporated herein by reference.

As described above in Item 1.01 under the heading “Guarantee of Vehicle and Equipment Leases,” Goldfield has agreed to guarantee Southeast Power’s obligation under a series of vehicle and equipment leases.  The Guarantee is filed as Exhibit 10-4 and the Form of Lease is filed as Exhibit 10-5 to this Current Report on Form 8-K, and each is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

          (d)  Exhibits.

Number	Description

Exhibit 10-1

Amendment to Loan Agreement, dated March 14, 2006, among The Goldfield Corporation, Southeast Power Corporation, Bayswater Development Corporation, Pineapple House of Brevard, Inc. and Oak Park of Brevard, Inc. and Branch Banking and Trust Company Relating to Loans of up to $3.0 million

Exhibit 10-2	Renewal Revolving Line of Credit Promissory Note of The Goldfield Corporation relating to Loans of up to $3.0 million

Exhibit 10-3	Form of Guaranty

Exhibit 10-4	Unconditional Guaranty of The Goldfield Corporation, dated March 14, 2006, relating to Leases of up to $1.5 million.

Exhibit 10-5	Form of Lease Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDFIELD CORPORATION

	By:	/s/ Stephen R. Wherry

	Name:	Stephen R. Wherry
Dated: March 20, 2006	Title:	Vice President, Chief Financial Officer (Principal Financial Officer), Treasurer, Assistant Secretary and Principal Accounting Officer

Exhibit Index

Number	Description

Exhibit 10-1

Amendment to Loan Agreement, dated March 14, 2006, among The Goldfield Corporation, Southeast Power Corporation, Bayswater Development Corporation, Pineapple House of Brevard, Inc. and Oak Park of Brevard, Inc. and Branch Banking and Trust Company Relating to Loans of up to $3.0 million

Exhibit 10-2	Renewal Revolving Line of Credit Promissory Note of The Goldfield Corporation Relating to Loans of up to $3.0 million

Exhibit 10-3	Form of Guaranty

Exhibit 10-4	Unconditional Guaranty of The Goldfield Corporation, dated March 14, 2006, relating to Leases of up to $1.5 million.

Exhibit 10-5	Form of Lease Agreement